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EXHIBIT A

                            JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D as amended on December 12, 1996 with respect to the Common Stock of Granite Financial, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

                  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Dated:  December 12, 1996

                                        KRAMER SPELLMAN L.P.


                                        By: /s/ Orin S. Kramer
                                            Name: Orin S. Kramer
                                            Title: a General Partner


                                        By: /s/ Jay Spellman
                                            Name: Jay Spellman
                                            Title: a General Partner


                                        /s/ Orin S. Kramer
                                        Orin S. Kramer

                                        BOSTON PROVIDENT PARTNERS, L.P.
                                        By: Kramer Spellman, L.P.



                                        By: /s/ Orin S. Kramer
                                        Name: Orin S. Kramer
                                        Title: a General Partner



                                        By: /s/ Jay Spellman
                                        Name: Jay Spellman
                                        Title: a General Partner


                                        /s/ Jay Spellman
                                        Jay Spellman